Exhibit 5.1

Hogan Lovells US LLP 1835 Market Street, 29th Floor Philadelphia, PA 19103 T +1 267 675 4600 F +1 267 675 4601 www.hoganlovells.com

December 12, 2016

Board of Directors

Recro Pharma, Inc.

490 Lapp Road

Malvern, Pennsylvania 19355

Ladies and Gentlemen:

We are acting as counsel to Recro Pharma, Inc., a Pennsylvania corporation (the “Company”), in connection with its registration statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of up to 7,395,498 shares of common stock, par value $0.01 per share, of the Company (the “Shares”), all of which Shares are to be sold by the Company. The Shares will be sold pursuant to a Purchase Agreement between the Company and Piper Jaffray & Co., as representative of the several underwriters named in Schedule I thereto (the “Purchase Agreement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Pennsylvania Business Corporation Law of 1988, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Purchase Agreement (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Purchase Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Shares will be validly issued, fully paid, and nonassessable.

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Recro Pharma, Inc.	-2-	December 12, 2016

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP